CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  20                                              PAGE    # 1
DETERMINATION:  8-May-98                                Beginning       4/1/98
DISTRIBUTION:   15-May-98                               Ending          4/30/98
TIME:   5/13/98 12:00


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL      BEG PRINCIPAL       PRINCIPAL       INTEREST        TOTAL           END PRINCIPAL
CLASS   BALANCE             BALANCE             DISTRIBUTION    DISTRIBUTION    DISTRIBUTION    BALANCE
A       $1,478,422,107.71   $751,046,746.58     $35,610,260.28  $4,137,015.83   $39,747,276.11  $715,436,486.30
B          $45,725,000.00    $23,228,557.19      $1,101,362.83    $130,854.21    $1,232,217.04   $22,127,194.36






TOTALS  $1,524,147,107.71   $774,275,303.77     $36,711,623.11  $4,267,870.04   $40,979,493.15  $737,563,680.66









                  FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       24.08666652     2.79826432      483.91895831
B       24.08666659     2.86176512      483.91895812

Totals  24.08666652     2.80016937      483.91895830


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  20                                                PAGE               # 2
DETERMINATION:  8-May-98                                  Beginning       4/1/98
DISTRIBUTION:   15-May-98                                 Ending         4/30/98
TIME:   5/13/98 12:00






                                                                        per $1000
Section 5.8 (iii)       Servicing Fee                   $645,229.42     .42333802




Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
A       $35,610,260.28  $4,137,015.83   $39,747,276.11          24.08666652             2.79826432               26.88493083
B        $1,101,362.83    $130,854.21    $1,232,217.04          24.08666659             2.86176512               26.94843171



Total   $36,711,623.11  $4,267,870.04   $40,979,493.15          24.08666652             2.80016937               26.88683589



Section 5.8 (v)    Pool Balance at the end of the Collection Period                        $737,563,680.66


Section 5.8 (vi)   Aggregate Net Losses for Collection Period                                  $588,096.10


Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                   TOTAL                           0.00


Section 5.8 (viii) Reserve Account Balance after Disbursement                              $23,970,819.62



Section 5.8 (ix)   Specified Reserve Account Balance                                       $23,970,819.62



Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller                       $0.00
                   Servicer                $14,600.85
                   TOTAL                   $14,600.85



Section 5.8 (xi)   Advance Summary for Collection Period
                   Unreimbursed Advances for Period                                        $4,390,580.01
                   Unreimbursed Advances for Previous Period                               $4,377,134.81
                   Change from Previous Period                                                $13,445.20

                   Reimbursed Advance from Collections                                       $830,404.58
                   Reimbursed Advance from Liquidation Proceeds                               $35,100.97
                   Reimbursed Advance from Reserve Account Withdrawals                             $0.00



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK